WOLVERINE TUBE, INC.

AMENDMENT

TO

VOTING AGREEMENT

This Amendment to Voting Agreement (the “Amendment”) is made as of March 20, 2008 by and among Wolverine Tube, Inc., a Delaware corporation (the “Company”), the holders of shares of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”) listed on the signature page hereto (each such holder of Series A Preferred Stock is hereinafter referred to as a “Series A Holder” and, collectively, as the “Series A Holders”) and the holders of shares of the Company’s Series B Convertible Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”) listed on the signature page hereto (each such holder of Series B Preferred Stock is hereinafter referred to as a “Series B Holder” and, collectively, as the “Series B Holders”).

RECITALS

WHEREAS, the Company and the Series A Holders have previously entered into that certain Voting Agreement, dated as of February 16, 2007 (the “Voting Agreement”; capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Voting Agreement);

WHEREAS, substantially concurrently with the execution and delivery of this Amendment, the Company is issuing its Series B Preferred Stock to the Series B Holder;

WHEREAS, the Company, the Series A Holders and the Series B Holders desire to enter into this Amendment for the purpose of amending the Voting Agreement to include the shares of Series B Convertible Preferred Stock;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	Amendment of Definition of “Voting Securities”.

1.1
For the avoidance of doubt, the parties hereto agree that the term “Voting Securities” as used in the Voting Agreement is hereby amended and restated in its entirety as follows: “Voting Securities” means Common Stock, Series A Preferred Stock, Series B Convertible Preferred Stock, par value $1.00 per share, of the Company and all other securities of the Company that entitle the holders thereof to vote on all matters on which holders of Common Stock are entitled to vote.”

1.2	The Series B Holders agree to become party to the Voting Agreement and to be bound by the terms thereof, including those provisions applicable to an Investor.

1.3	Except as set forth above, the Voting Agreement shall remain in full force and effect.

[Remainder of Page Intentionally left Blank
Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement Amendment as of the date first written above.

COMPANY:

WOLVERINE TUBE, INC.

By:	/s/ David A. Owen
Name: David A. Owen
Title: Chief Financial Officer

SERIES A HOLDERS:

THE ALPINE GROUP, INC.

By:	/s/ K. Mitchell Posner
Name: K. Mitchell Posner
Title: Executive Vice President

ALKEST, LLC

By:	/s/Alan Kestenbaum
Alan Kestenbaum, as its
Sole Member

PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

By:	/s/ Thomas X. Fritsch
Name: Thomas X. Fritsch
Title: Authorized Individual

SERIES B HOLDERS:

THE ALPINE GROUP, INC

By:	/s/ K. Mitchell Posner
Name: K. Mitchell Posner
Title: Executive Vice President

Voting Agreement Amendment Signature Page